Exhibit 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. •  400 N. Sam Houston Parkway E., Suite 400  •  Houston, TX  77060-3500  • 281-618-0400  •  fax: 281-618-0505

For Immediate Release                                                                                                                                          11-014

Date:  August 22, 2011                                                                          Contact:   Stephen Powers
                                                Director, Finance & Investor Relations

Helix to Present at Upcoming Conferences with Updated Company Presentation

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) announced that it is publishing an updated company presentation on its website today to be used in communications with investors as well as upcoming investor conferences.  The presentation includes updates to the company’s current oil and gas production profile, debt position, liquidity profile, commodity hedging positions and the composition of planned 2011 capital expenditures.  The presentation can be accessed from the Presentations section under Investor Relations of Helix’s website, www.HelixESG.com.

Helix will make presentations to attendees at the Barclays CEO Energy-Power Conference in New York, New York on September 7, 2011 at 12:25 pm EDT as well as the Johnson Rice & Company Energy Conference in New Orleans, Louisiana on October 4, 2011 at 11:15 am CDT.

Live audio feeds of the conference presentations and replays will also be publicly available.  These materials may be accessed on the Investor Relations page of the company’s website, www.HelixESG.com.

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit.